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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Paul Bagley, George H. Krauss and Thompson H. Rogers, and each of them, as his agents and attorneys-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending December 31, 1996, and any amendments thereto required to be filed by America First Financial Fund 1987-A Limited Partnership with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned have each executed his Power of Attorney as of the 1st day of March, 1997.


                                 /s/ Paul Bagley
                                 ----------------------
                                 Paul Bagley


                                 /s/ George H. Krauss
                                 ----------------------
                                 George H. Krauss


                                 /s/ Thompson H. Rogers
                                 ----------------------
                                 Thompson H. Rogers